EXHIBIT A

Joint Filing Agreement

Talon Asset Management, Inc. (an investment adviser registered under the Investment Advisers Act of 1940), Talon Opportunity Partners, L.P., a Delaware limited partnership, and Talon Opportunity Managers, L.L.C., a Delaware limited liability company, hereby agree to file jointly the statement on Schedule 13D to which this Agreement is attached, and any amendments thereto which may be deemed necessary.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of each of the parties hereto.

Dated: May 13, 2005

TALON ASSET MANAGEMENT, INC.

/s/ Terry Diamond
Signature

Terry Diamond/Chairman
Name/Title

TALON OPPORTUNITY PARTNERS, L.P.

By: Talon Opportunity Managers, L.L.C.
Its General Partner

By: Talon Asset Management, Inc.
Its Manager

/s/ Terry Diamond
Signature

Terry Diamond/Chairman
Name/Title

TALON OPPORTUNITY MANAGERS, L.L.C.

By: Talon Asset Management, Inc.
Its Manager

/s/ Terry Diamond
Signature

Terry Diamond/Chairman
Name/Title